UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Pamrapo Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person Filing Proxy Statement, if other than Registrant)

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PAMRAPO BANCORP, INC.

611 Avenue C

Bayonne, New Jersey 07002

(201) 339-4600

March 20, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Pamrapo Bancorp, Inc. (the “Company”), the holding company for Pamrapo Savings Bank, S.L.A. (the “Bank”) that will be held on April 26, 2006, at 11:00 a.m., at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey.

The attached Notice of Annual Meeting of Shareholders and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company as well as representatives of Beard Miller Company LLP, the Company’s independent auditors, will be present at the Annual Meeting to make a statement if they desire to do so and to respond to any questions that our shareholders may have regarding the business to be transacted.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote “FOR” each of the nominees as directors specified under Proposal I, and “FOR” Proposal II, the ratification of Beard Miller Company LLP as the Company’s auditors.

Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support. We appreciate your interest.

Sincerely,

/s/ William J. Campbell
William J. Campbell
President and Chief
Executive Officer

PAMRAPO BANCORP, INC.

611 Avenue C

Bayonne, New Jersey 07002

(201) 339-4600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 26, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Pamrapo Bancorp, Inc. (the “Company”) will be held on April 26, 2006 at 11:00 a.m., at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey.

A proxy statement and proxy card for the Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

I.	The election of six (6) directors;

II.	The ratification of Beard Miller Company LLP as independent auditors of the Company for the fiscal year ending December 31, 2006.

In addition, such other matters as may properly come before the Annual Meeting or any adjournments thereof will be considered and voted upon at the Annual Meeting.

The Board of Directors has established March 6, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only recordholders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002, for a period of twenty days prior to the Annual Meeting and also will be available for inspection at the Annual Meeting itself.

By Order of the Board of Directors

/s/ Margaret Russo
Margaret Russo
Secretary

Bayonne, New Jersey

March 20, 2006

PAMRAPO BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 26, 2006

Solicitation and Voting of Proxies

This proxy statement is being furnished to shareholders of Pamrapo Bancorp, Inc. (“Pamrapo Bancorp” or the “Company”) in connection with the solicitation by the Company’s board of directors (the “Board of Directors” or the “Board”) of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 26, 2006 at 11:00 a.m., at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey, and at any adjournments thereof. The 2005 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2005, accompanies this proxy statement, which is first being mailed to shareholders on or about March 20, 2006.

Regardless of the number of shares of common stock of Pamrapo Bancorp (“Common Stock”) owned, it is important that shareholders be represented by proxy or present in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of Pamrapo Bancorp will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted “FOR” each of the nominees as directors specified under Proposal I, and “FOR” Proposal II, the ratification of auditors.

Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy card, however, confers on the designated proxyholders discretionary authority to vote the shares of Common Stock in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your recordholder to vote personally at the Annual Meeting.

The cost of solicitation of proxies on behalf of management will be borne by Pamrapo Bancorp. In addition to the solicitation of proxies by mail, Regan & Associates, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $8,000, including reasonable out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company and Pamrapo Savings Bank, S.L.A. (the “Bank”), without additional compensation therefor. Pamrapo Bancorp will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

The securities that may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting except as described below. The close of business on March 6, 2006 has been established by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 4,975,542 shares.

In accordance with the provisions of the Company’s certificate of incorporation as of the Record Date, record holders of Common Stock who beneficially own in excess of ten percent (10%) of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s certificate of incorporation, as of the Record Date, authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after giving effect to the Limit described above, if applicable) is necessary to constitute a quorum at the Annual Meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee or a beneficial owner holding shares at the Annual Meeting does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR” the election of the nominees proposed by the Board, or to “WITHHOLD AUTHORITY” to vote for one or more of the nominees being proposed. Under applicable law and the Company’s certificate of incorporation and bylaws, directors are elected by a plurality of votes cast, meaning the nominees receiving the greatest number of votes will be elected. Broker non-votes and proxies as to which authority to vote for one or more of the nominees being proposed is withheld will have no effect on this matter.

As to the ratification of independent auditors and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item. Under the Company’s certificate of incorporation and bylaws, unless otherwise required by law, such matters shall be determined by a majority of votes cast. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on these matters.

If you participate in the Pamrapo Savings Bank, S.L.A. Employee Stock Ownership Plan and Trust (the “ESOP”), you will receive a voting instruction form that reflects all shares you may vote under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Common Stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the ESOP trustee is April 14, 2006.

Proxies solicited hereby will be returned to the proxy solicitors or the Company’s transfer agent, and will be tabulated by inspectors of election designated by the Company, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as to those persons known by management to be beneficial owners of more than 5% of the Company’s shares of Common Stock outstanding on the Record Date. Persons and groups owning in excess of 5% of the Company’s Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission (“SEC”), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Other than those persons listed below, the Company is not aware of any person or group that owns more than 5% of the Company’s Common Stock as of the Record Date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	William J. Campbell c/o Pamrapo Bancorp, Inc. 611 Avenue C Bayonne, New Jersey 07002	598,091	(1)	12.02%

Common Stock	Pamrapo Savings Bank, S.L.A. Employee Stock Ownership Plan and Trust c/o Pamrapo Savings Bank, S.L.A. 611 Avenue C Bayonne, New Jersey 07002	280,202	(2)	5.63%

(1)	Includes 12,934 shares held in Mr. Campbell’s 401(k) Plan account, 11 shares allocated to Mr. Campbell’s ESOP account, with respect to which Mr. Campbell has voting but not investment power, and 127,401 shares held in Mr. Campbell’s IRA. Also includes 275,000 shares held by the William J. Campbell Retained Annuity Trust over which Mr. Campbell shares voting and investment power.

(2)	The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Additionally, the ESOP Trustee will vote allocated shares for which no timely voting instruction are received in the same proportion as shares for which the ESOP Trustee has received proper voting instructions. At December 31, 2005, 280,202 shares of Common Stock had been allocated to participating employee accounts. As of this same date, no unallocated shares remain in the ESOP.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL I. ELECTION OF DIRECTORS

The number of directors of Pamrapo Bancorp is currently set at nine (9). Each of the nine (9) members of the Board of Directors of Pamrapo Bancorp also serves as a director of the Bank. Directors are elected for staggered terms of three years each, with a term of office of one class of directors expiring in each year. Directors serve until their successors are elected and qualified.

Six (6) directors have been nominated to stand for election at this year’s Annual Meeting: William J. Campbell, John A. Morecraft, Patrick D. Conaghan, Kenneth R. Poesl, Robert G. Doria and Herman L. Brockman. In May 2005, James J. Kennedy, a member of the Board of Directors of the Company and the Bank since 1994, passed away. The Company and the Bank benefited from and are grateful for Mr. Kennedy’s valuable contributions and guidance during his service on the Boards.

Subsequently, the Board of Directors increased the size of the Board to nine (9) and appointed three new directors to the Board: Kenneth R. Poesl and Robert G. Doria, effective as of May 24, 2005, and Herman L. Brockman, effective as of June 28, 2005, each to hold office until this year’s Annual Meeting. In order to keep the three classes of directors as nearly equal in number as reasonable possible, as required by the Company’s Certificate of Incorporation, Messrs. Campbell, Morecraft and Conaghan have been nominated to hold office until the 2009 Annual Meeting, Mr. Brockman has been nominated to hold office until the 2008 Annual Meeting and Messrs. Poesl and Doria have been nominated to hold office until the 2007 Annual Meeting, or until their successors are elected and qualified.

All of the nominees named are presently directors of the Company and the Bank. No person being nominated by the Board of Directors as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company. Unless authority to vote for the directors is withheld, shares represented by the enclosed proxy card will be voted FOR the election of the nominees. Additionally, if you sign, date and return the proxy card without giving voting instructions, your shares will be voted FOR the election of the nominees.

In the event that any nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the other nominees named and for such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION

OF THE NOMINEES NAMED IN THIS PROPOSAL I.

Information With Respect to Nominees, Continuing Directors and Executive Officers

The following table sets forth, as of the Record Date, the names of the nominees, continuing directors and “Named Executive Officers” as defined below, their ages, a brief description of their recent business experience, including present occupations and employment, the year in which each became a director of the Bank and the year in which their term (or in the case of the nominees, their proposed term) as director of the Company expires. This table also sets forth the number of shares of Common Stock and the percentage thereof beneficially owned by each director and Named Executive Officer and all directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals. Each of the directors listed below except for William J. Campbell, John A.

Morecraft and Daniel J. Massarelli are “independent” as currently defined in Rule 4200 of the National Marketplace Rules of the National Association of Securities Dealers (“NASD”).

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term	Shares of Common Stock Beneficially Owned (2)		Percent of Class

Nominees:

William J. Campbell President and Chief Executive Officer of the Company Executive Vice President from 1965 until being made President and Chief Executive Officer in 1970	68	1987	2009	598,091	(3)	12.02%

John A. Morecraft Vice Chairman of the Board of the Bank since 1987; Retired President of John A. Morecraft, Inc., a construction firm	84	1982	2009	157,381	(4)	3.16%

Patrick D. Conaghan Practicing attorney for law firm of Conaghan & Conaghan since 1971; Retired municipal court judge	68	2002	2009	50,000		1.00%

Kenneth R. Poesl President, Treasurer and owner of Ken’s Marine Service, an environmental remediation company, since 1977	55	2005	2007	21,520		*

Robert G. Doria Certified Public Accountant; Partner in the firm of Donohue, Gironda & Doria, Certified Public Accountants since 1987; Tax Commissioner for the State of New Jersey Hudson County Board of Taxation since 1989	54	2005	2007	7,054		*

Herman L. Brockman Employee and former owner of Brockmans Pharmacy since 1958	72	2005	2008	15,000		*

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term	Shares of Common Stock Beneficially Owned (2)		Percent of Class

Continuing Directors:

Daniel J. Massarelli Chairman of the Board of the Company; Chairman of the Board of the Bank since February 1987; Registered pharmacist and former owner of Massarelli Pharmacy, Inc.	74	1960	2008	200,000		4.02%

Francis J. O’Donnell Former owner of O’Donnell Agency, an independent real estate and insurance agency	78	1993	2008	47,200		*

Dr. Jaime Portela Retired Bayonne physician	75	1977	2007	38,088		*

Named Executive Officers (who are not also directors):

Kenneth D. Walter Vice President, Treasurer and Chief Financial Officer of the Company and Bank since 2001; Controller from 2000 to 2001; Internal Auditor from 1988 to 2000	42	—	—	53,242	(5)	1.07%

Robert A. Hughes (6) Vice President of the Company and Bank from 1990 to 2005	67	—	—	102,538	(7)	2.06%

Stock ownership of all directors and executive officers as a group (10 persons) (9)	—	—	—	1,187,576	(8)	23.81%

*	Does not exceed 1.0% of the Company’s voting securities.

(1)	Includes years of service as a director of the Bank.

(2)	Shares of Common Stock beneficially owned, as determined in accordance with applicable SEC Rules, include shares as to which the respective individual directly or indirectly has or shares voting power (which includes the power to vote or to direct the voting of the shares) and/or investment power (which includes the power to dispose or direct the disposition of the shares).

(3)	Includes 12,934 shares held in Mr. Campbell’s 401(k) Plan account, 11 shares allocated to Mr. Campbell’s ESOP account, with respect to which Mr. Campbell has voting but not investment power, and 127,401 shares held in Mr. Campbell’s IRA. Also includes 275,000 shares held by the William J. Campbell Retained Annuity Trust over which Mr. Campbell shares voting and investment power.

(4)	Includes 91,156 shares held by the John A. Morecraft Inc. Profit Sharing Plan.

(5)	Includes 23,004 shares held in Mr. Walter’s 401(k) Plan account and 15,696 shares allocated to Mr. Walter’s ESOP account, with respect to which Mr. Walter has voting but not investment power. Also includes 13,000 shares underlying stock options that are currently exercisable.

(6)	Mr. Hughes retired effective July 29, 2005.

(7)	Share totals as of the date of Mr. Hughes’ retirement. Includes 17,200 shares held by Mr. Hughes’ wife. Also includes 13,000 shares underlying stock options that are currently exercisable.

(8)	Includes the shares noted in the footnotes above.

(9)	Does not include shares beneficially owned by Mr. Hughes, who retired in July 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all of its officers, directors and greater than ten percent beneficial owners complied with applicable filing requirements, except that five late Form 4s were filed by the following directors: Herman L. Brockman on August 9, 2005 to report the acquisition of Common Stock on August 1, 2005; Robert G. Doria on August 9, 2005 to report the acquisition of Common Stock on August 1, 2005 and August 2, 2005; Kenneth R. Poesl on August 23, 2005 to report the acquisition of Common Stock on August 17, 2005; John A. Morecraft on November 8, 2005 to report the acquisition of Common Stock on November 1, 2005; and Robert G. Doria on November 28, 2005 to report the acquisition of Common Stock on November 1, 2005.

Meetings of the Board and Committees of the Board

The Board of Directors of the Company held five meetings in 2005. The Board of Directors of the Bank held 12 meetings in 2005. The Board of Directors of the Bank maintains an Executive Committee and jointly maintains an Audit Committee with the Company. No director of the Company attended fewer than seventy-five percent (75%) of the aggregate of the total number of Board meetings held and the total number of committee meetings on which such director served during 2005.

Audit Committee

The Audit Committee of the Company and the Bank consists of Patrick D. Conaghan (Chairman), Herman L. Brockman and Robert G. Doria. The Company’s Board of Directors has determined that all of the members of the Audit Committee are “independent directors” as currently defined in Rule 4200 of the NASD and that Robert G. Doria is the Audit Committee “financial expert” as that term is defined in Item 401(h) of Regulation S-K. The Audit Committee of the Company met 14 times during 2005. The Audit Committee of the Bank met 14 times during 2005. These committees are responsible for reporting to the Board on the general financial condition of the Company and the Bank and the results of the annual audit, and are responsible for ensuring that the Company’s and the Bank’s activities are conducted in accordance with applicable laws and regulations.

The Audit Committee operates under a written charter, a copy of which is included as Appendix A to this proxy statement. The Audit Committee will reassess the adequacy of the Audit Committee charter on at least an annual basis.

Report of the Audit Committee

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

In accordance with its written charter, the Audit Committee of the Board of Directors (the “Committee”) assists the Board of Directors by fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the Bank and their systems of internal controls.

In discharging its oversight responsibility as to the audit process, each year the Committee obtains from its independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discusses with the accountants any relationships that may impact their objectivity and independence, and satisfies itself as to the accountants’ independence.

The Committee reviewed with the Company’s internal auditors and independent accountants the overall scope and plans for their respective audits and the results of internal audit examinations. The Committee also discussed with management, the internal auditors and the independent accountants, the quality and adequacy of the Company’s internal controls and the overall quality of the Company’s financial reporting process.

The Committee discussed and reviewed with its independent accountants communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent accountants’ examination of the consolidated financial statements. In addition, the Committee considered the compatibility of non-auditing services provided to the Company and the Bank with the accountants’ independence in performing their auditing functions.

The Committee reviewed and discussed interim financial information contained in each quarterly report and earnings announcement with management and independent accountants prior to public release as necessary. The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2005, with management and the independent accountants. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent accountants have the responsibility for the audit of those statements.

Based on the above mentioned reviews and discussions with management and the independent accountants, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC. The Committee also recommended the reappointment, subject to shareholder ratification, of the independent accountants, and the Board of Directors concurs with such recommendation.

The Audit Committee

Patrick D. Conaghan (Chairman)	Herman L. Brockman	Robert G. Doria

Director Nominations

The Company does not have a standing nominating committee. In accordance with Rule 4350 of the NASD, director nominees are either selected or recommended for the Board’s selection, by a majority of the independent members of the Board of Directors. The Board of Directors believes that the independent members of the Board of Directors can satisfactorily carry out the responsibility of properly selecting or approving nominees for the Board of Directors without the formation of a standing nominating committee. The members of the Board of Directors who participate in the consideration of director nominees are Dr. Jaime Portela, Patrick D. Conaghan, Francis J. O’Donnell, Herman L. Brockman, Robert G. Doria and Kenneth R. Poesl. In accordance with Rule 4200 of the NASD, all such board members are independent. As there is no standing nominating committee, the Company does not have a nominating committee charter in place.

The Company does not have a policy with regard to the consideration of any director candidates recommended by shareholders. The Board of Directors believes a policy specific to candidates recommended by shareholders is not necessary because the Board follows the same evaluation procedures whether a candidate is recommended by directors or shareholders. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders for nominees.

Nominations by shareholders must comply with certain procedural and informational requirements set forth in the Company’s bylaws. The bylaws require all nominations for election to the Board of Directors to be made at a meeting of shareholders at which directors are to be elected and only by a shareholder who has complied with the notice procedures set forth in the bylaws. Nominations for directors by shareholders must be made in writing and received by the Secretary of the Company not less than 30 days prior to the date of the meeting; provided, however, that if less than 40 days’ notice or prior public disclosure of the meeting is given to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed or public disclosure was made. The shareholder’s written notice must set forth certain information specified in the Company’s bylaws. The Company did not receive any shareholder nominations with respect to this Annual Meeting.

In identifying and evaluating nominees for director, the Board considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly-held company. To the extent the Board does not have enough information to evaluate a candidate, the Board may send a questionnaire to the candidate for completion in enough time for Board consideration. The Board will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, an “independent director,” within the meaning of the NASD rules, designated by the Board will then initiate the search, working with staff support and seeking input from other directors and senior management, and considering nominees previously submitted by shareholders. An initial slate of candidates satisfying the qualifications set forth above will then be identified and presented to the independent directors. The independent directors will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the independent members of the board of directors will interview the prospective candidates. Evaluations and recommendations of the interviewers will be submitted to the whole Board for final evaluation. The Board will meet to consider such information and to select candidates for appointment to the Board at the annual meeting. The Board of Directors met once during the past fiscal year in its nominating capacity.

Directors are encouraged to attend the annual meetings of shareholders. All the members of the Board of Directors attended the prior year’s annual meeting.

Security Holder Communications with the Board of Directors

The Company has established procedures for security holders to communicate directly with the Board of Directors on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 611 Avenue C, Bayonne, New Jersey 07002. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such shareholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

Directors’ Compensation

Directors’ Fees. The Company is the parent company of the Bank. It is responsible for establishing and paying the fees to the directors of the Company and Bank. During fiscal 2005, directors of the Bank received an annual retainer of $15,000. The annual retainer has been increased to $20,000 for fiscal 2006. Directors of the Company receive $500 for each Board of Directors meeting of the Company attended. Directors of the Bank receive $650 for each Board meeting attended and $550 for each committee meeting attended, except for the Chairman of the Board, who receives $750 for each Board meeting attended and $650 for each committee meeting attended. The Chairman of the Audit Committee receives $1,000 for each meeting attended and the members of the Audit Committee receive $650 for each Audit Committee meeting attended. Directors who are also full time employees of the Bank receive no fees for attending meetings or other compensation in their capacity as directors. Directors who participate in inspections made in the course of the loan application process of the Bank are compensated at $150 for every inspection made in Bayonne and $250 for every inspection made outside of the Bayonne area, plus a mileage allowance. Messrs. Morecraft and Massarelli each received $55,000 for inspections during fiscal 2005.

Directors’ Consultation and Retirement Plan. Under the Directors’ Consultation and Retirement Plan of the Bank, a director who is not an officer or employee of the Bank, who has served as a director for at least ten years, and who agrees to provide consulting services to the Bank, will be eligible, upon retirement, to receive up to $13,900 per year for a period of five years. Notwithstanding the foregoing, in the event of death of the retired director, payments will cease immediately. In addition, if a retired director does not attend a Board of Directors meeting for twelve consecutive months for any reason, payments will cease on the one year anniversary of the last attended meeting.

Executive Compensation

Personnel Committee. The Company is the parent company of the Bank. It does not pay any cash compensation to the executive officers of the Company. Therefore, the Company does not maintain a compensation committee. The Personnel Committee of the Board of Directors of the Bank (the “Personnel Committee”) is responsible for establishing the compensation levels and benefits for executive officers of the Bank who also serve as executive officers of the Company and for reviewing recommendations of management for compensation and benefits for other officers and employees of the Bank. The Personnel Committee consists of Patrick D. Conaghan (Chairman), Dr. Jaime Portela and Kenneth R. Poesl. Each member of the Personnel Committee is “independent” as defined by the NASD. The Personnel Committee met 3 times during 2005.

Personnel Committee Report on Executive Compensation

The report of the Personnel Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and the other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Personnel Committee of the Bank at the direction of the Board of Directors has prepared the following report for inclusion in this proxy statement.

Compensation Policies. The Personnel Committee has the following goals for compensation programs impacting the executive officers of the Company and the Bank:

•	to provide motivation for the executive officers to enhance shareholder value by linking their compensation to the value of the Company’s Common Stock;

•	to retain the executive officers who have led the Company to high performance levels and allow the Company to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company’s level of performance; and

•	to maintain reasonable “fixed” compensation costs by targeting base salaries at a competitive average.

In addition, in order to align the interests and performance of its executive officers with the long term interests of its shareholders, the Company and the Bank adopted plans which reward the executives for delivering long term value to the Company and the Bank through stock ownership.

The executive compensation package available to executive officers is composed of the following components:

(i)	base salary;

(ii)	annual bonus awards; and

(iii)	long term incentive compensation, including options and stock awards.

Mr. Campbell has employment agreements that specify a minimum base salary and require periodic review of such salary. In addition, executive officers participate in other benefit plans available to all employees including the ESOP and the 401(k) Plan.

Base Salary. In determining salary levels, the Personnel Committee considers the entire compensation package, including the equity compensation provided under the Company’s stock plans, of the executive officers. The Personnel Committee meets in the fourth quarter of each year to determine the level of any salary increase to take effect as of the last month of that fiscal year. No increases were granted in 2005. The Personnel Committee determines the level of salary increase after reviewing the qualifications and experience of the executive officers of the Bank, the compensation paid to persons having similar duties and responsibilities in other institutions, and the size of the Bank and the complexity of its operations. The Personnel Committee consulted a survey of compensation paid to executive officers performing similar duties for depository institutions and their holding companies, with particular focus on the level of compensation paid by comparable institutions including some, but not all, of the companies included in the peer group used for the Stock Performance Graph provided in this Proxy Statement. The salary levels are intended to be consistent with competitive practices of comparable institutions and each executive’s level of responsibility.

Although the Personnel Committee’s policy in regard to base salary is subjective and no specific formula is used for decision making, the Personnel Committee considered the overall performance of the Company including the earnings of the Company and the performance of the individual executive officer.

Annual Bonus Awards. In determining bonus awards, the Personnel Committee considers the entire compensation package of the executive officers. As discussed under the discussion of base salaries, the bonus awards are intended to be consistent with competitive practices of comparable financial institutions and each executive officer’s level of responsibility.

The Personnel Committee met during the year to determine bonus compensation. Although the Personnel Committee’s policy in regard to bonus is subjective and no specific formula is used for decision making, the bonus awards are aimed at reflecting the overall financial performance of the Company, and the performance of the individual executive officer. The Personnel Committee granted bonus awards in 2005.

Compensation of the Chief Executive Officer. Mr. Campbell did not receive a salary increase in 2005. He did, however, receive an annual bonus award for 2005. His compensation generally is comparable to the compensation paid by peer institutions in the Bank’s market area.

Personnel Committee

Patrick D. Conaghan (Chairman)	Dr. Jaime Portela	Kenneth R. Poesl

Stock Performance Graph. The following graph shows a five year comparison of shareholder return on the Company’s Common Stock with the cumulative total returns of companies on the Russell 2000 Index and the SNL NASDAQ Thrift Index. Total return assumes the reinvestment of all dividends. The graph assumes $100 was invested on December 31, 2000.

Comparative Five-Year Total Returns

Pamrapo Bancorp, Inc., Russell 2000 Index, SNL NASDAQ Thrift Index

(Performance Results Through 12/31/05)

Pamrapo Bancorp, Inc.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Pamrapo Bancorp, Inc.	100.00	143.31	196.50	305.00	307.79	277.70
Russell 2000	100.00	102.49	81.49	120.00	142.00	148.46
SNL NASDAQ Thrift Index	100.00	128.34	163.71	247.88	279.11	277.93

Summary Compensation Table. The following table shows, for the years ending December 31, 2005, 2004, and 2003, the cash compensation paid by the Company and the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and any other executive officer of the Company who earned and/or received salary and bonus in excess of $100,000 (the “Named Executive Officers”).

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary (1)(2) ($)	Bonus ($)	Other Annual Compensation (3) ($)	Securities Underlying Options (4) (#)	All Other Compensation (5) ($)
William J. Campbell Chief Executive Officer and President	2005 2004 2003	408,000 408,500 369,815	81,213 75,798 70,384	— — —	— — —	5,846 5,423 6,663
Kenneth D. Walter Vice President, Treasurer and Chief Financial Officer	2005 2004 2003	107,250 111,450 94,604	32,485 27,081 24,905	— — —	— 3,000 10,000	5,000 5,000 4,313
Robert A. Hughes (6) Former Vice President	2005 2004 2003	93,058 161,500 145,142	32,485 41,148 37,899	— — —	— 3,000 10,000	4,000 6,500 7,000

(1)	Includes amounts of salary deferred pursuant to the Pamrapo Savings Bank, S.L.A. 401(k) plan. Participants may elect to have up to 25% of their annual compensation deferred.

(2)	Includes amounts paid for services rendered to the Bank’s service corporation and the Company.

(3)	Represents the sum of amounts reimbursed for payment of taxes on stock awards. For fiscal years 2005, 2004, and 2003, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual’s total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long term incentive plans prior to settlement or maturation; or (e) preferential discounts on stock.

(4)	These options were granted under the Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan.

(5)	Reflects amounts contributed by the Bank to the Named Executive Officers accounts pursuant to the Bank’s 401(k) Plan. For Mr. Hughes, reflects $4,000 of such matching contributions.

(6)	Mr. Hughes retired effective July 29, 2005.

Employment Agreements. William J. Campbell’s employment agreements with the Bank and Company each provide for a three-year term. On each anniversary date of the agreements, the agreements automatically are extended for an additional year, unless notice of non-renewal is given by the Bank and the Company so that the remaining terms shall be three years. The current aggregate annual base salary under the agreements may be increased at the discretion of the Board of Directors. In addition to the base salary, each agreement provides, among other things, for participation in stock option plans and other fringe benefits applicable to executive personnel.

Each agreement provides for termination by the Bank and Company for “cause,” as defined in the agreements, at any time. In the event the Bank and Company choose to terminate Mr. Campbell’s employment for reasons other than for cause, or in the event of his resignation from the Bank and Company upon failure to re-elect him to his current offices, a material lessening of his functions, duties or responsibilities, or upon liquidation, dissolution, consolidation or merger in which the Bank or the Company are not the resulting entity, or a breach of the agreements by the Bank or the Company, he or, in the event of death, his beneficiary as the case may be, would be entitled to a severance payment equal to the greater of (i) three times his average annual salary over the previous three years, or (ii) the payments owed for the remaining term of the agreement. The Bank and Company would also continue his life, health and disability coverage for the remaining term of the agreements or, if earlier, until he is employed by another employer. If termination results from a change in control of the Bank or the Company, as defined in the agreements, Mr. Campbell would be entitled to (i) a severance payment equal to three times his average annual salary over the previous three years paid to him under the agreements, and (ii) continued benefits as described above. In the event that a change in control resulting in the termination of employment occurred based on the current annual compensation, Mr. Campbell would receive approximately $1,431,642 in addition to other non-cash benefits provided for under the agreement.

Special Termination Agreements. Kenneth D. Walter has a special termination agreement with the Company. The agreement is for a term of three years, which term is extended for an additional year upon the first anniversary date of the date of the agreement and will be automatically extended at each anniversary date thereafter such that the remaining term is three years. Mr. Walter’s agreement provides that at any time following a change in control of the Company or the Bank, if the Company or the Bank terminate Mr. Walter’s employment with the Company or the Bank for any reason other than “cause” (as defined in the agreement), or if Mr. Walter terminates his employment following demotion, loss of title, office, significant authority, a reduction in compensation, or relocation of his principal place of employment, Mr. Walter will be entitled to receive a payment in an amount equal to three times his respective average annual compensation for the five previous years of his employment with the Bank. If a change in control occurs, based on current annual compensation, the amount payable to Mr. Walter would be approximately $380,000. Certain insurance coverage maintained by the Bank at the time of any such termination would be continued for a three-year period.

Robert A. Hughes also had an agreement with the Company with substantially similar terms which terminated as a result of his retirement effective July 29, 2005. Effective August 1, 2005, Mr. Hughes has been providing consulting services to the Company and its subsidiaries, pursuant to a Consulting Agreement between him and the Company, which will continue unless and until either party gives thirty days notice of termination.

Payments under the employment agreements in the event of a change in control may constitute excess parachute payments under Section 280G of the Internal Revenue Code (the “Code”) for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

2003 Stock-Based Incentive Plan. In 2003, the Company adopted and shareholders approved the Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan (the “2003 plan”). The 2003 plan provides stock-based benefits both to attract people of experience and ability and to retain existing officers and employees. The granting of stock-based benefits provides officers and employees with additional incentive in the form of a proprietary interest in the Company and is an important component of the Company’s overall compensation strategy. The Company did not make any awards under the 2003 plan during 2005.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to the number and value of stock options held by the Named Executive Officers at December 31, 2005.

				Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)		Exercisable (#)	Unexercisable (#)	Exercisable ($)		Unexercisable ($)
Kenneth D. Walter	—	—		13,000	—	30,400	(1)	—
Robert A. Hughes	10,000	34,400	(2)	—	—	—		—

(1)	Based on a closing stock price on December 30, 2005, the last trading day at fiscal year end, of $21.45 per share and an exercise price of $18.41 per share.

(2)	Based on a closing stock price on November 14, 2005, the date of exercise of the option, of $21.85 per share and an exercise price of $18.41 per share.

Retirement Plan. The Bank maintains the Retirement Plan of Pamrapo Savings Bank, S.L.A. (the “Retirement Plan”), which is a defined benefit pension plan, for the benefit of salaried employees employed by the Bank. Under the Retirement Plan’s funding method, the actuarial present value of projected benefits of each individual is allocated on a level basis over the expected future earnings period through the assumed retirement date. The table below presents annual benefits under the Retirement Plan assuming retirement during 2005 at various levels of compensation and years of credited service.

Retirement Benefit Table for the Retirement Plan of Pamrapo Savings Bank, S.L.A.

As of December 31, 2005 at Retirement Age 65

Final Average Salary (2)	Years of Credited Service (1)
	10	15	20	25	30	35 or More
25,000	$2,750	$4,125	$5,500	$6,875	$8,250	$9,625
50,000	$5,547	$8,321	$11,095	$13,868	$16,642	$19,416
100,000	$13,047	$19,571	$26,095	$32,618	$39,142	$45,666
150,000	$20,547	$30,821	$41,095	$51,368	$61,642	$71,916
160,000	$22,047	$33,071	$44,095	$55,118	$66,142	$77,166
170,000	$23,547	$35,321	$47,095	$58,868	$70,642	$82,416
180,000	$25,047	$37,571	$50,095	$62,618	$75,142	$87,666
190,000	$26,547	$39,821	$53,095	$66,368	$79,642	$92,916
205,000	$28,797	$43,196	$57,595	$71,993	$86,392	$100,791
210,000	$29,547	$44,321	$59,095	$73,868	$88,642	$103,416
220,000 (3)	$31,047	$46,571	$62,095	$77,618	$93,142	$108,666

(1)	As of December 31, 2005, William J. Campbell and Kenneth D. Walter had 42 and 19 years of credited service, respectively. Had Robert A. Hughes still been employed by the Bank at such date, he would have had 15 years of credited service. Mr. Hughes retired effective July 29, 2005 and, as a result, began receiving his benefits under the Retirement Plan.

(2)	The covered compensation under the Retirement Plan includes the salary and bonus for the Named Executive Officer, as disclosed in the “Summary Compensation Table.”

(3)	$220,000 is the maximum compensation for computation of benefits under the Tax Reform Act of 1986 for the 2005 Plan year. The maximum benefit payable under the qualified plan for 2005 is $175,000. The benefits are payable under the normal form of ten years certain and life.

Supplemental Executive Retirement Plan. The Board of Directors of the Bank adopted a Supplemental Executive Retirement Plan (“SERP”) in 1989 for the benefit of key employees of the Bank. This plan is intended to constitute a non-qualified, deferred retirement plan. Persons eligible to participate will be designated by the Board of Directors from time to time and upon terms and conditions as the Board of Directors shall agree upon. A participant who retires at age 65 (the “Normal Retirement Age”) will be entitled to an annual retirement benefit equal to seventy-five percent (75%) of his compensation, at the effective date of retirement, reduced by his Retirement Plan annual benefit plus an amount equal to any reduction in Company contributions on behalf of the participant resulting from limitations mandated by the Code. Participants retiring before the Normal Retirement Age will receive the same benefits reduced by a percentage based on years of service to the Bank and the number of years prior to the Normal Retirement Age that the participant retires. In 1997, the SERP was amended so that should Mr. Campbell or Mr. Hughes receive benefits under the SERP, such benefits will be payable to him for a period of fifteen (15) years certain. Mr. Hughes retired effective July 29, 2005 and, as a result, began receiving his annual benefits under the SERP.

Indebtedness of Management and Transactions With Certain Related Persons

In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to its officers, directors and employees. Loans to executive officers and directors are made in the ordinary course of business, on substantially the same terms including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

PROPOSAL II. RATIFICATION OF INDEPENDENT AUDITORS

The Company’s independent auditors for the fiscal year ended December 31, 2005 were the registered public accounting firm Beard Miller Company LLP (“Beard Miller”), formerly Radics & Co., LLC (“Radics”). The Audit Committee of the Company’s Board of Directors has reappointed Beard Miller as the Company’s independent auditors for the fiscal year ending December 31, 2006.

On April 1, 2005, the Company’s former independent auditor, Radics, merged with Beard Miller. As a result of this merger, on April 1, 2005, Radics effectively resigned as independent auditor of the Company and Beard Miller was engaged as the Company’s successor independent auditor. The Company’s engagement of Beard Miller was approved by the Company’s Audit Committee.

The reports of Radics on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2004 and 2003, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2004 and 2003 and the subsequent interim period from December 31, 2004 to April 1, 2005, there were no disagreements between the Company and Radics on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Radics, would have caused Radics to make reference to such matter in connection with its audit reports on Company’s financial statements. During that time, there were also no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act.

Although the Company’s bylaws do not require the submission of the selection of independent auditors to the shareholders for approval, the Board of Directors believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit Committee. Neither the Audit Committee nor the Board will be bound by the shareholders’ vote at the meeting, but if the shareholders fail to ratify the independent auditors selected by the Audit Committee, the Audit Committee may reconsider its selection.

Representatives of Beard Miller are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

The aggregate fees billed by Radics and Beard Miller for the last two fiscal years ended December 31, 2005 and 2004 were as follows:

	2005	2004
Audit Fees:	$140,000	$147,500
Audit-Related Fees:(1)	$16,500	$16,000
Tax Fees:(2)	$12,000	$14,250
All Other Fees:	—	—

(1)	Audit of Bank’s benefit plans.

(2)	Tax preparation services.

All audit, audit-related, tax and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Beard Miller was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee charter requires that the Audit Committee pre-approve all audit and non-audit engagement fees, and terms and services in a manner consistent with the Sarbanes-Oxley Act of 2002. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the authority to grant any pre-approvals to one or more members of the Audit Committee, provided that such member reports any pre-approvals to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to Patrick D. Conaghan, the Chairman of the Audit Committee.

Unless marked to the contrary or properly executed but returned blank, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of Beard Miller Company LLP as the independent auditors of the Company.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR RATIFICATION OF THE APPOINTMENT OF BEARD MILLER COMPANY LLP

AS THE INDEPENDENT AUDITORS OF THE COMPANY.

ADDITIONAL INFORMATION

Shareholder Proposals For Annual Meeting Held in 2007

To be included in the proxy statement and form of proxy for the annual meeting of shareholders to be held in 2007, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Shareholders, not later than November 20, 2006. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

The bylaws of the Company provide an advance notice procedure for certain business to be brought before the Annual Meeting. In order for a shareholder to properly bring business before the Annual Meeting, the shareholder must give written notice to the Secretary of the Company not less than thirty (30) days before the time originally fixed for such meeting; provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the shareholder’s name, record address and the class and number of shares owned by the shareholder, and describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the shareholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided.

Although the bylaw provisions do not give the Board of Directors any power to approve or disapprove of shareholder nominations for the election of directors or any other business desired by a shareholder to be conducted at the Annual Meeting, the bylaw provisions may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company, even if the conduct of such business or such attempt might be beneficial to the Company and its shareholders.

Other Matters Which May Properly Come Before the Meeting

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy promptly. If you are present at the Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

A COPY OF THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, PAMRAPO BANCORP, INC., 611 AVENUE C, BAYONNE, NEW JERSEY 07002.

By Order of the Board of Directors

/s/ Margaret Russo
Margaret Russo
Secretary

Bayonne, New Jersey

March 20, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU HAD PLANNED TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

APPENDIX A

AUDIT AND COMPLIANCE COMMITTEE CHARTER

Organization

This Charter governs the operations of the Audit and Compliance Committee. The Committee shall review and reassess the Charter at least annually and advise the full Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise of at least three Directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of the independence from management and the Company. All committee members shall be financially literate, or shall become literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Audit and Compliance Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements and the legal, regulatory, internal compliance programs as required and established by the Board of Directors. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Audit and Compliance Committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit and Compliance Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit and Compliance Committee as representatives of the Company’s shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company’s independent auditors, subject to shareholders’ ratification.

The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purpose of this review.

The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

Compliance Policy

The Board of Directors of Pamrapo Savings Bank, S.L.A. (“Bank”) declares that it is the policy of the Bank to comply with every Federal and State law and regulation which governs the Bank’s activities. Two of the Bank’s principal functions are to protect the funds of its depositors and to serve the financial needs of its entire community without discrimination. Accordingly, particular emphasis will be placed on laws and regulations dealing with safety and soundness, and with community reinvestment and equal-credit opportunity.

It is the policy of the Bank to have a compliance officer whose duties include informing Bank personnel of changes in the laws and regulations applicable to the Bank’s activities, submitting proposed policies on compliance issues consideration by this Audit Committee and the Board of Directors, preparing procedures to implement policies adopted, training Bank personnel in the compliance duties of their jobs, and such other compliance-related functions as the Bank may prescribe.

Additionally, the compliance officer shall annually report to the Audit and Compliance Committee and the Committee shall review, the Bank’s activities relative to the Community Reinvestment Act, proposed changes in laws and regulations, suggested compliance policies and procedures, and compliance training for Bank employees.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PAMRAPO BANCORP, INC.	For	With- hold	For All Except

PROXY FOR ANNUAL MEETING TO BE HELD ON APRIL 26, 2006

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of PAMRAPO BANCORP, INC., a New Jersey corporation (the “Company”), hereby constitute(s) and appoint(s) the Board of Directors, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of the Company to be held at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey, on April 26, 2006 at 11 a.m. (local time), and any adjournment(s) thereof, all of the shares of stock which the undersigned would be entitled to vote if then personally present at such meeting in the manner specified and on any other business as may properly come before the meeting.

		1. Election of directors of all nominees listed (except as marked to the contrary below):	☐	☐	☐

William J. Campbell, John A. Morecraft, Patrick D. Conaghan, Kenneth Poesl, Robert Dorla, Herman L. Brockman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

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		2. Ratification of Beard Miller Company LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.	For ☐	Againt ☐	Abstain ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREON. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AS DIRECTORS UNDER PROPOSAL I, FOR PROPOSAL II, AND AT THE PROXIES’ DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above

ñ Detach above card, sign, date and mail in postage paid envelope provided. ñ

PAMRAPO BANCORP, INC.

The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated March 20, 2006.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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